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                                                                                                  Exhibit 11.1

                                      Bell & Howell Company and Subsidiaries
                                 Computation of Earnings (Loss) Per Common Share
                                       Fiscal Years 1994, 1995 and 1996

                            (Dollars and shares in thousands, except per share data)






                                                                     1994          1995          1996
                                                                   --------      --------      --------
Net earnings (loss):

Earnings (loss) before extraordinary items ....................   $ (9,016)      $ 19,210      $ 25,655

Extraordinary losses ..........................................       (978)        (3,219)       (2,585)
                                                                   -------        -------       -------
Net earnings (loss) ...........................................     (9,994)        15,991        23,070
                                                                   =======        =======       =======

Average number of common shares and
equivalents outstanding:

  Primary .....................................................     13,267         16,585        18,560

  Fully diluted ...............................................     13,267         16,585        18,560

Net earnings per common share:

  Primary:

  Earnings (loss) before extraordinary items ...................   $  (.68)      $   1.15      $   1.38

  Extraordinary losses ........................................       (.07)          (.19)         (.14)
                                                                   -------        -------       -------
  Net earnings (loss) per common share ........................   $   (.75)      $    .96      $   1.24
                                                                   =======        =======       =======

  Fully diluted:

  Earnings (loss) before extraordinary items ..................   $   (.68)      $   1.15      $   1.38

  Extraordinary losses ........................................       (.07)          (.19)         (.14)
                                                                   -------        -------       -------
  Net earnings (loss) per common share ........................   $   (.75)      $    .96      $   1.24
                                                                   =======        =======       =======

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